Exhibit 99

FOR IMMEDIATE RELEASE

Contact Information:

Catherine M. Biffignani

Vice President, Investor Relations

314-645-6600

K-V Pharmaceutical Company Notified by New York Stock Exchange of Non-Compliance

with Continued Listing Standards

August 2, 2010, St. Louis, MO., - K-V Pharmaceutical Company (NYSE: KVa/KVb) announced today that the Company received notification from the New York Stock Exchange (“NYSE”) on July 27, 2010 of non-compliance regarding the Company’s quantitative continued listing standards. The NYSE informed the Company that its Class A Common Stock equity issue has fallen below criteria for the average closing price of a NYSE security of not less than $1.00 over a consecutive 30-trading day period. This notification pertains to the Class A Common Stock but also affects the Class B Common Stock. The NYSE advised the Company that it is required to bring the Class A share price and average share price back above $1.00 within six months of receiving the notification of non-compliance in order to avoid the commencement of suspension and delisting procedures for its common shares. The Company could cure the non-compliance sooner than the end of the six-month period if the trading price of its Class A Common Stock is at least $1.00 per share on the last trading day of a calendar month within the six-month period and the average share price over the 30-trading days preceding the end of that month is at least $1.00 per share. The NYSE advised the Company that the first such month-end assessment will take place beginning July 31, 2010. The Class A Common Stock has recently begun to trade at levels above $1.00, with a closing price of $1.07 on July 30, 2010. The 30-day average of the Class A Common Stock on the last trading day of July did not, however, meet the NYSE 30-day average requirement of trading above $1.00 as of that date.

The Company will furnish to the NYSE on or prior to August 10, 2010 a response affirming its intent to cure this deficiency and outlining the steps it is currently taking and plans to undertake in the near term to restore compliance with the NYSE’s continued listing standards.

These steps include ongoing efforts to complete the process of obtaining FDA inspection and approval for products to be manufactured and marketed by the Company, return to current filer status with the U.S. Securities and Exchange Commission, secure financing, divest assets and, subject to FDA approval, prepare for the launch of Gestiva™. With regards to the Company’s delayed March 31, 2010 Form 10-K, the Company had been subject to NYSE procedures for late filers, as previously disclosed on July 8, 2010.

The Company’s common stock will continue to be listed on the NYSE during this interim period, subject to ongoing reassessment and compliance with other NYSE requirements.

About K-V Pharmaceutical Company

K-V Pharmaceutical Company is a fully-integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded prescription products. The Company markets its technology-distinguished products through Ther-Rx Corporation, its branded drug subsidiary.

For further information about K-V Pharmaceutical Company, please visit the Company’s website at www.kvpharmaceutical.com.

Safe Harbor Statement

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (“PSLRA”) and which may be based on or include assumptions concerning the Company’s operations, future results and prospects. Such statements may be identified by the use of words like “plans,” “expects,” “aim,” “believe,” “projects,” “anticipates,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, and the Company’s strategy for growth, product development, product launches regulatory approvals, market position, acquisitions, revenues, expenditures and other financial results, are forward-looking statements. All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the “safe harbor” provisions, the Company provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions. Such factors include (but are not limited to) the following:

(1)	the ability to continue as a going concern;

(2)	difficulties and uncertainties with respect to obtaining additional capital, as more fully described in Part I, Item 2 – “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” in the Quarterly Report on Form 10-Q for the quarter ended December 31, 2009 (the third quarter of the Company’s fiscal year ended March 31, 2010 (the “Form 10-Q”));

(3)	the decisions the Company makes in order to maintain and increase our limited cash and financial resources may result in significant charges for impairment of inventory, property and equipment and intangible and other long-lived assets;

based on our cash balance and estimates of our operating expenditures, our existing cash and financial resources will not be sufficient to fund our operations beyond the quarter ending September 30, 2010, unless we are able to raise additional capital by selling assets or through external financing;

(4)	the consent decree between the Company and the FDA and the Company’s suspension of the production and shipment of all of the products that it manufactures and the related nationwide recall affecting all of the products that it manufactures, as well as the related material adverse effect on its revenue, assets and liquidity and capital resources, as more fully described in Part I, Item 2 – “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Background – Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree” in the Form 10-Q;

(5)	the possibility of further reducing the Company’s operations, including further reductions of its employee base and significantly curtailing some or all of its efforts to meet the consent decree’s requirements and return its approved products to market in order to maintain and attempt to increase its limited cash and financial resources, and related costs and accounting charges from taking such actions;

(6)	the plea agreement between the Company and the U.S. Department of Justice and the Company’s obligations therewith, as well as the related material adverse effect, if any, on its revenue, assets and liquidity and capital resources, as more fully described in Note 20 – “Subsequent Events” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(7)	changes in the current and future business environment, including interest rates and capital and consumer spending;

(8)	the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized;

(9)	the possibility of not obtaining FDA approvals or delay in obtaining FDA approvals, including with respect to Gestiva™, as well as the number of preterm births for which Gestiva™ may be prescribed, its safety profile and side effects profile;

(10)	acceptance of and demand for the Company’s new pharmaceutical products or current products upon their return to the marketplace;

(11)	the introduction and impact of competitive products and pricing, including as a result of so-called authorized generic drugs;

(12)	new product development and launch, including the possibility that any product launch may be delayed;

(13)	reliance on key strategic acquisitions;

(14)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing agreements with third parties;

(15)	the regulatory environment, including regulatory agency and judicial actions and changes in applicable laws or regulations;

(16)	fluctuations in revenues;

(17)	the difficulty of predicting international regulatory approvals, including timing;

(18)	the difficulty of predicting the pattern of inventory movements by the Company’s customers;

(19)	the impact of competitive response to the Company’s sales, marketing and strategic efforts, including introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries;

(20)	risks that the Company may not ultimately prevail in litigation, including product liability lawsuits and challenges to its intellectual property rights by actual or potential competitors or to its ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries including without limitation the litigation and claims referred to in Note 18 – “Commitments and Contingencies” of the Notes to the Consolidated Financial Statements in the Form 10-Q, and that any adverse judgments or settlements of such litigation, including product liability lawsuits, may be material to the Company;

(21)	the possibility that our current estimates of the financial effect of certain announced product recalls could prove to be incorrect;

(22)	whether any product recalls or product introductions result in litigation, agency action or material damages;

(23)	failure to supply claims by certain of the Company’s customers, including CVS Pharmacy, Inc., that, despite the formal discontinuation action by the Company of its products, the Company should compensate such customers for any additional costs they allegedly incurred for procuring products the Company did not supply;

(24)	the satisfaction or waiver of the terms and conditions for the acquisition of the full U.S. and worldwide rights to Gestiva™ set forth in the previously disclosed Gestiva™ acquisition agreement, as amended;

(25)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals, as more fully described in Note 18 – “Commitments and Contingencies – Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(26)	the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability, failure to supply or securities litigation;

(27)	the informal inquiry initiated by the SEC and any related or additional government investigation or enforcement proceedings as more fully described in Note 18 – “Commitments and Contingencies – Litigation and Government Inquiries, of the Notes to the Consolidated Financial Statements” in the Form 10-Q;

(28)	the possibility that the pending investigation by the Office of Inspector General of the Department of Health and Human Services into potential false claims under the Title 42 of the U.S. Code as more fully described in Note 18 – “Commitments and Contingencies – Litigation and Government Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q could result in significant civil fines or penalties, including exclusion from participation in federal healthcare programs such as Medicare and Medicaid;

(29)	delays in returning, or failure to return, certain or many of the Company’s approved products to the market, including loss of market share as a result of the suspension of shipments, and related costs;

(30)	the ability to sell or license certain assets, and the terms of such transactions;

(31)	the possibility that default on one type or class of the Company’s indebtedness could result in cross default under, and the acceleration of, its other indebtedness;

(32)	the risks that present or future changes in the Board of Directors or management may lead to an acceleration of the Company’s bonds or to adverse actions by government agencies or our auditors;

(33)	if a director of our company, or a shareholder with an ownership interest in our company of 5% or more, is excluded from participating in federal or state health care programs, then HHS may use its discretionary authority to also exclude our company from participation in federal healthcare programs;

(34)	the risk that the failure to comply with the quantitative listing standards of the New York Stock Exchange, including with respect to minimum share price and public float, could result in delisting of our shares on the New York Stock Exchange, which would harm the market price of the Company’s Class A common stock and Class B common stock;

(35)	the risk that even if the price and 30-day average price of the Company’s Class A common stock and Class B common stock closes at $1.00 and above on any given day or for any given 30-day period, the Company can provide no assurance that they will remain at such levels thereafter;

(36)	the risk that the Company will be unable to engage a successor independent registered public accounting firm promptly or be unable to complete the review of its Annual Report on Form 10-K for its fiscal year ended March 31, 2010 promptly, which would impact the Company’s compliance with New York Stock Exchange listing standards, and the Securities Exchange Act of 1934, as amended;

(37)	delays in retaining successor auditors; and

(38)	the risks detailed from time-to-time in the Company’s filings with the SEC.

This discussion is not exhaustive, but is designed to highlight important factors that may impact the Company’s forward-looking statements.

Because the factors referred to above, as well as the statements included elsewhere in this press release, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the company or on the Company’s behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A – “Risks Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and referred to in Part II, Item 1A – “Risk Factors” in the Form 10-Q, as supplemented by the Company’s subsequent SEC filings.

Further, any forward-looking statement speaks only as of the date on which it is made and the Company is under no obligation to update any of the forward-looking statements after the date of this press release. New factors emerge from time-to-time, and it is not possible for the Company to predict which factors will arise, when they will arise and/or their effects. In addition, the Company cannot assess the impact of each factor on its future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.